                                  SCHEDULE 14A
                                 (RULE 14A-101)

                   INFORMATION REQUIRED BY A PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant   |X|
                           -

Filed by a Party other than the Registrant  |_|

Check the appropriate box:
|_| Preliminary Proxy Statement               |_| Confidential For Use of the
                                                  Commission Only (as Permitted
                                                  by Rule 14a-6(e)(2))

|X|  Definitive Proxy Statement
 -

|_|  Definitive Additional Materials

|_| Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12

                     RICK'S CABARET INTERNATIONAL, INC.
                     ----------------------------------
              (Name of Registrant as Specified in Its Charter)


 ---------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of filing fee: (Check the appropriate box):

|X| No fee required

|_| Fee computed on table below per Exchange Act
    Rule 14a-6(I)(1) and 0-11

(1) Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------

(5) Total fee paid:

-------------------------------------------------------------------------------

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of the filing.

(1) Amount Previously Paid:

-------------------------------------------------------------------------------

(2) For, Schedule or Registration Statement No.:

-------------------------------------------------------------------------------

(3) Filing Party:

-------------------------------------------------------------------------------

(4) Date Filed:

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
                       RICK'S CABARET INTERNATIONAL, INC.
                               315 BOURBON STREET
                          NEW ORLEANS, LOUISIANA 70130

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 11, 1997

The Annual Meeting of Stockholders (the "Annual Meeting") of Rick's Cabaret International, Inc. (the "Company") will be held at 315 Bourbon Street, New Orleans 70130, on April 11, 1997 at 10:00 AM (CST) for the following purposes:

       (1)    To elect four (4) directors.

       (2) To ratify the selection of Jackson & Rhodes, P.C. as the Company's independent auditor for the fiscal year ending September 30, 1997.

       (3) To act upon such other business as may properly come before the Annual Meeting.

Only holders of common stock of record at the close of business on March 3 , 1997, will be entitled to vote at the Annual Meeting or any adjournment thereof.

You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy to us promptly. Your cooperation in signing and returning the proxy will help avoid further solicitation expense.

                            BY ORDER OF THE BOARD OF DIRECTORS

                            /s/ Robert L. Watters
                            Chairman of the Board and
                            President

March 14, 1997
Houston, Texas

                       RICK'S CABARET INTERNATIONAL, INC.
                               315 BOURBON STREET
                          NEW ORLEANS, LOUISIANA 70130

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 11, 1997

This proxy statement (the "Proxy Statement") is being furnished to stockholders (the "Stockholders") in connection with the solicitation of proxies by the Board of Directors of Rick's Cabaret International, Inc., a Texas corporation (the "Company") for their use at the Annual Meeting (the "Annual Meeting") of Stockholders of the Company to be held at 315 Bourbon Street, New Orleans, Louisiana 70130, on April 11, 1997 at 10:00 AM (CST), and at any adjournments thereof, for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice"). This Proxy Statement and the accompanying form of proxy (the "Proxy") are first being mailed to Stockholders on or about March 14, 1997. The cost of solicitation of proxies is being borne by the Company.

       The close of business on March 3, 1997, has been fixed as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of record date, there were 4,114,922 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), issued and outstanding. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock on the record date is necessary to constitute a quorum at the Annual Meeting. Each share is entitled to one vote on all issues requiring a Stockholder vote at the Annual Meeting. Each nominee for Director named in Number 1 must receive a majority of the votes cast in person or by proxy in order to be elected. Stockholders may not cumulate their votes for the election of Directors. The affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of Number 2 set forth in the accompanying Notice.

       All shares represented by properly executed proxies, unless such proxies previously have been revoked, will be voted at the Annual Meeting in accordance with the directions on the proxies. If no direction is indicated, the shares will be voted (i) FOR THE ELECTION OF THE NOMINEES NAMED HEREIN, AND (ii) FOR THE RATIFICATION OF JACKSON & RHODES, P.C. AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1997. The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matter is properly presented at the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matters.

       The enclosed Proxy, even though executed and returned, may be revoked at any time prior to the voting of the Proxy (a) by execution and submission of a revised proxy, (b) by written notice to the Secretary of the Company, or (c) by voting in person at the Annual Meeting.

       --------------------------------------------------------------

            (1)  TO ELECT FOUR (4) DIRECTORS FOR THE ENSUING YEAR

       --------------------------------------------------------------


NOMINEES FOR DIRECTORS

       The persons named in the enclosed Proxy have been selected by the Board of Directors to serve as proxies (the "Proxies") and will vote the shares represented by valid proxies at the Annual Meeting of Stockholders and adjournments thereof. They have indicated that, unless otherwise specified in the Proxy, they intend to elect as Directors the nominees listed below. All the nominees are presently members of the Board of Directors. Each duly elected Director will hold office until his successor shall have been elected and qualified.

       Unless otherwise instructed or unless authority to vote is withheld, the enclosed Proxy will be voted for the election of the nominees listed below. Although the Board of Directors of the Company does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed Proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

       The Board of Directors unanimously recommends a vote FOR the election of each of the nominees listed below.

       Robert L. Watters, age 45, has been a director of the Company since
1986, and became the sole stockholder of the Company in 1993.   Mr. Watters has
been president and chief executive officer of the Company since 1991. He was also a founder in 1989 and operator until 1993 of the Colorado Bar & Grill, an adult cabaret located in Houston, Texas and in 1988 performed site selection, negotiated the property purchase and oversaw the design and permitting for the cabaret that became the Cabaret Royale, in Dallas, Texas. Mr. Watters practiced law as a solicitor in London, England and is qualified to practice law in New York state. Mr. Watters worked in the international tax group of the accounting firm of Touche, Ross & Co. (now succeeded by Deloitte & Touche) from 1979 to 1983 and was engaged in the private practice of law in Houston, Texas from 1983 to 1986, when he became involved in the full-time management of the Company. Mr. Watters graduated from the London School of Economics and Political Science, University of London, in 1973 with a Bachelor of Laws (Honours) degree and in 1975 with a Master of Laws degree from Osgoode Hall Law School, York University.

       Erich Norton White, age 26, vice president and secretary has served as a director of the Company since July, 1995. Mr. White joined the Company in January, 1993 as a night manager and from May, 1995 until November, 1995 was its General Manager. From October, 1989, until joining the Company in 1993, Mr. White worked in the hospitality industry for the Bennigan's restaurant chain. Mr. White completed the Bennigan's Restaurant Management Training Program in 1992.

       Scott C. Mitchell, age 42, has served as a director of the Company since December, 1994. Mr. Mitchell has been a certified public accountant in private practice since 1976 and has been a principal of his own firm since 1981. Mr. Mitchell's current firm Mitchell & Cavallo, P.C. serves a wide range of business and individual clients. Mr. Mitchell has been licensed since 1980 to practice law in the State of Texas and since 1986 has been admitted to practice before the Tax Court of the United States. Further, Mr. Mitchell has been appointed by various District Courts as a receiver and special master of business entities under court jurisdiction. Mr. Mitchell was appointed a Receiver of the Company in September, 1989 with limited authority to oversee and review the receipt and disbursement of revenues of the Company. Mr. Mitchell, however, had no authority over the management of the Company. The receivership was terminated in March, 1993.

       Martin Sage, age 45, has served as a director of the Company since July, 1995. Mr. Sage is the founder and director of Sage Productions, Inc., which is involved in the development of applying advanced learning theory to business. The Sage Learning Method enables individuals to build innovative approaches to management, leadership and team building. The Sage Learning Method works to create dynamic relationships which motivate and create synergy between individuals and the businesses where they work. For the past 16 years, Mr. Sage has served as a consultant to businesses throughout the United States bringing his innovative approach to business to many organizations and corporations.


RELATED TRANSACTIONS

       Prior to the Company's reorganization, the Company, as a privately-held company engaged in certain business transactions with Mr. Watters, its sole stockholder. These transactions are described below. The Board of Directors of the Company has adopted a policy that Company affairs will be conducted in all respects by standards applicable to publicly-held corporations and that the Company will not enter into any future transactions and/or loans between the Company and its officers, directors and 5% shareholders unless the terms are no less favorable than could be obtained from independent, third parties and will be approved by a majority of the independent, disinterested directors of the Company. In the Company's view, all of the transactions described below involving the Company meet this standard.

       The Company was organized in 1994 to acquire all of the outstanding common stock of Trumps, Inc. ("Trumps"), a Texas corporation formed in 1982, from Robert L. Watters, its sole stockholder. The Company issued to Mr. Watters 1,750,000 shares of its common stock in exchange for the common stock of Trumps. This exchange, which resulted in Trumps becoming a wholly owned subsidiary of the Company, was consummated in February 1995. The transaction was entered as part of a corporate reorganization, the result of which was to create the Company as a holding company for Trumps.

       In August, 1995, the Board of Directors of the Company authorized the acquisition from Mr. Watters of all of the capital stock of Tantric Enterprises, Inc., Tantra Dance, Inc., and Tantra Parking, Inc. (collectively "Tantra"). The Company issued to Mr. Watters 50,000 shares of its common stock in exchange for the stock of Tantra. The exchange was consummated in September, 1995. The Tantra companies own and operate Tantra, a non-sexually oriented discotheque and billiard club in Houston, Texas. The Board of Directors determined that the combination of the business operations of Tantra and the Company would create a synergy which would enhance the profitability of both businesses. Moreover, the Board of Directors believed that the diversification of the Company's operations into the business of Tantra would enhance the public image of the Company. The Board of Directors received an opinion of an independent third-party appraiser that the terms of the transaction were fair and reasonable to the Company and were at least as favorable to the Company as would be the case between unrelated parties. Mr. Watters had no cost basis in the stock of Tantra.

       As of September 30, 1993, SRD Vending Company, Inc. ("SRD"), a company wholly-owned by Robert L. Watters, had advanced the Company $60,501. This amount was increased during the Company's 1994 fiscal year to $69,722. During November, 1994, the Company converted these advances, which were demand obligations of the Company, to a promissory note in favor of SRD in the amount of $69,722. The promissory note, which bears interest at the rate of 9% per annum, was due in full on November 30, 1995, at which time it was paid.

       During the Company's fiscal years ending 1996 and 1995, the Company paid $17,179 and $16,560, respectively, for accounting services to accounting firms in which Mr. Mitchell, a director of the Company, was a principal.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

       The Company has no compensation committee. Decisions concerning executive officer compensation for 1996 were made by the full Board of Directors. Robert L. Watters and Erich Norton White are the only directors of the Company who are also officers of the Company.

       The Company has no audit committee. Decisions concerning audit matters for 1996 were made by the full Board of Directors.

       The Company has held three meetings of its Board of Directors during the period covered by the fiscal year ended September 30, 1996. All of the Directors were present at the Board meeting.

       Robert Watters, Scott Mitchell, Martin Sage, and Erich Norton White, all directors of the Company, each failed to timely file one report on Form 3 as required by Section 16(a) of the

Exchange Act. The reports were of their respective beneficial holdings owned at the time they each became subject to reporting on Form 3. Messrs. Mitchell and Sage each subsequently filed one amendment to Form 3. Mr. White subsequently filed two amendments to Form 3. Messrs. Watters, Mitchell, Sage and White each failed to timely file one Form 5 report. Messrs. Watters, Mitchell and White subsequently filed the Form 5 reports. Robert Gary White, an officer of the Company, failed to timely file one report on Form 3 and one report on Form 5.
He subsequently filed Form 5 which also reported From 3 holdings.


                             EXECUTIVE COMPENSATION

       The following table reflects all forms of compensation for services to the Company for the fiscal years ended September 30, 1996, 1995, and 1994 of the chief executive officer of the Company. No executive officer (other than the chief executive officer) of the Company received compensation which exceeded $100,000 during 1996.

                           SUMMARY COMPENSATION TABLE


                        ANNUAL COMPENSATION             COMPENSATION            LONG-TERM
                     -------------------------     ---------------------           ALL
                                                                                RESTRICTED     STOCK
                                                                                  STOCK        OPTIONS        OTHER
NAME & PRINCIPAL POSITION               YEAR     SALARY    BONUS    OTHER(1)      AWARDS      (SHARES)     COMPENSATION
-------------------------               ----     ------    -----    -----       ----------    --------     ------------
Robert L. Watters
  Chief Executive Officer               1996    $325,000    -0-       -0-           -0-           -0-         -0-
                                        1995    $298,000    -0-       -0-           -0-           -0-         -0-
                                        1994    $382,970    -0-       -0-           -0-           -0-         -0-


--------------------------

     (1) The Company provides Mr. Watters certain personal benefits. Since the value of such benefits does not exceed the lesser of $50,000 or 10% of annual compensation, the amounts are omitted.


DIRECTOR COMPENSATION

         The Company does not currently pay any cash directors' fees, but it pays the expenses of its directors in attending board meetings. Scott C. Mitchell, Martin Sage and Erich N. White, directors of the Company were granted stock options on October 12, 1995 for services provided to the Company as directors. Messrs. Mitchell, Sage and White were each granted 5,000 stock options, all at an exercise price of $3.00 per share until January, 2005. The options are exercisable only as to one-fourth of the total number of shares covered by each grant of options during each 12-month period commencing 12 months after the grant date.

EMPLOYEE STOCK OPTION PLAN

         While the Company has been successful in attracting and retaining qualified personnel, the Company believes that its future success will depend in part on its continued ability to attract and retain highly qualified personnel. The Company pays wages and salaries which it believes are competitive. The Company also believes that equity ownership is an important factor in its ability to attract and retain skilled personnel, and in 1995 adopted a Stock Option Plan (the "Plan") for employees and directors.

         The purpose of the Plan is to further the interest of the Company, its subsidiaries and its stockholders by providing incentives in the form of stock options to key employees and directors who contribute materially to the success and profitability of the Company. The grants will recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in the Company, thus enhancing their personal interest in the Company's continued success and progress. This Plan will also assist the Company and its subsidiaries in attracting and retaining key employees and directors. The options granted under this Plan may be either Incentive Stock Options, as that term is defined in Section 422A of the Internal Revenue Code of 1986, as amended, or nonstatutory options taxed under
Section 83 of the Internal Revenue Code of 1986, as amended. The Plan is administered by the Board of Directors or by a Compensation Committee of the Board of Directors. The Board of Directors has the exclusive power to select the participants in the Plan, to establish the terms of the options granted to each participant, provided that all options granted shall be granted at an exercise price equal to at least 85% of the fair market value of the Common Stock covered by the option on the grant date and to make all determinations necessary or advisable under the Plan. A total of 300,000 shares may be optioned and sold under the Company's Stock Option Plan. As of December 31, 1996, 105,000 stock options had been granted under the Plan, none of which have been exercised and none of which were granted to Mr. Watters.

EMPLOYMENT AGREEMENT

         The Company presently has a three year employment agreement with Robert L. Watters (the "Agreement") to serve as its President and Chief Executive Officer. The Agreement, which extends through December 31, 1997, provides for an annual base salary of $300,000. The Agreement also allows for an annual bonus, in the discretion of the Board of Directors (excluding Mr. Watters), based upon the financial performance, including evaluation of the income and earnings of the Company during the year. The Agreement also provides for participation in all benefit plans maintained by the Company for salaried employees. Mr. Watters' Agreement contains a confidentiality provision and an agreement by Mr. Watters not to compete with the Company upon the expiration of the Agreement. The Company has not established, nor does it provide for, long-term incentive plans or defined benefit or actuarial plans.

              STOCK OWNERSHIP OF MAJOR STOCKHOLDERS AND MANAGEMENT

         The following table sets forth certain information as of March 3, 1997, with respect to the beneficial ownership of shares of Common Stock by (i) each person who owns beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company and (iv) all executive officers and directors of the Company as a group.

                                                            PERCENTAGE OF
                                    NUMBER OF SHARES         OUTSTANDING
     NAME AND ADDRESS OF              BENEFICIALLY         SHARES OF COMMON
      BENEFICIAL OWNER(1)                 OWNED                 STOCK
     --------------------           ----------------       ----------------
Robert L. Watters
3113 Bering
Houston, Texas 77057                    1,800,000                 36.86 %

Erich Norton White
3113 Bering
Houston, Texas 77057                       16,550(2)               0.30 %

Scott C. Mitchell
820 Gessner
Suite 1380
Houston, Texas 77024                       12,500(3)               0.29%

Martin Sage
100 Congress Ave., Ste.  2100
Austin, Texas 78701                         2,500(3)               0.01%

Robert Gary White
3113 Bering
Houston, Texas 77057                        5,000(4)               0.01%

Rock Fund
3601 West Commercial Blvd.
Fort Lauderdale, Florida, 33309           244,600                  5.0%

All directors and officers as a
  group (5) persons                     1,827,175                 37.46%

---------------------------
(1) Messrs. Watters, White, Mitchell and Sage have sole voting and investment power with respect to the shares shown as beneficially owned by them.
(2) Includes options to purchase 16,250 shares at an exercise price of $3.00 per share, which are presently exercisable; and does not include options to purchase an additional 13,750 shares at an exercise price of $3.00 per share, which will not become exercisable within the next 60 days.

(3) Includes options to purchase 2,500 shares at an exercise price of $3.00 per share, which are presently exercisable; and does not include option to purchase 2,500 shares at an exercise price of $3.00 per share which will not become exercisable within the next 60 days.
(4) Includes options to purchase 5,000 shares at an exercise price of $4.75 per share which are presently exercisable; and does not include options to purchase 20,000 shares at an exercise price of $4.75 per share, none of which are exercisable within the next 60 days.


         ------------------------------------------------------------

             (2)  TO RATIFY THE SELECTION OF JACKSON & RHODES, P.C.
                      AS THE COMPANY'S INDEPENDENT AUDITOR
                 FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1997

         ------------------------------------------------------------


         The Board of Directors has selected Jackson & Rhodes, P.C. as the Company's independent auditor for the current fiscal year. Although not required by law or otherwise, the selection is being submitted to the Stockholders of the Company as a matter of corporate policy for their approval.

         The Board of Directors wishes to obtain from the Stockholders a ratification of their action in appointing their existing certified public accountant, Jackson & Rhodes, P.C., independent auditor of the Company for the fiscal year ending September 30, 1997. Such ratification requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting.

         In the event the appointment of Jackson & Rhodes, P.C. as independent auditor is not ratified by the Stockholders, the adverse vote will be considered as a direction to the Board of Directors to select other independent auditors for the fiscal year ending September 30, 1997.

         A representative of Jackson & Rhodes, P.C. is expected to be present at the Annual Meeting with the opportunity to make a statement if he so desires and to respond to appropriate questions.

         The Board of Directors unanimously recommends a vote FOR the ratification of Jackson & Rhodes, P.C. as independent auditor for fiscal year ending September 30, 1997.

         ------------------------------------------------------------

                              (3)  OTHER MATTERS

         ------------------------------------------------------------


         The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matter is properly presented at the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgement on such matters.

                        FUTURE PROPOSALS OF STOCKHOLDERS

         The deadline for stockholders to submit proposals to be considered for inclusion in the Proxy Statement for the 1997 Annual Meeting of Stockholders is June 30, 1997.



                                              BY ORDER OF THE BOARD OF DIRECTORS


                                                               Robert L. Watters
                                                       Chairman of the Board and
                                                                       President

Houston, Texas

                                     PROXY

                       RICK'S CABARET INTERNATIONAL, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 11, 1997

         The undersigned hereby appoints Robert L. Watters and Gary White, and each of them as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of Common Stock of Rick's Cabaret International, Inc. held of record by the undersigned on March 3, 1997, at the Annual Meeting of Stockholders to be held on April 11, 1997, at 10:00 AM (CST) at 315 Bourbon Street, New Orleans, Louisiana 70130, and at any adjournments thereof. Any and all proxies heretofore given are hereby revoked.

         WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN NUMBER 1 AND FOR THE RATIFICATION IN NUMBER 2.



1. ELECTION OF DIRECTORS OF THE COMPANY. (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH, OR OTHERWISE STRIKE, THAT NOMINEE'S NAME IN THE LIST BELOW.)

[ ]  FOR all nominees listed                  [ ]  WITHHOLD authority to
     below except as marked                        vote for all nominees
     to the contrary                               below


           Robert L. Watters                         Scott C. Mitchell

           Erich Norton White                        Martin Sage


2. PROPOSAL TO RATIFY THE SELECTION OF JACKSON & RHODES, P.C. AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1997.


[ ]  FOR                 [ ]  AGAINST               [ ]  ABSTAIN

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.


[ ]  FOR                 [ ]  AGAINST               [ ]  ABSTAIN


    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


------------------------                       ---------------------------------
Number of                                                   Signature
Shares Owned


                                               ---------------------------------
                                               (Typed or Printed Name)



                                               ---------------------------------
                                               Signature if held jointly



                                               ---------------------------------
                                               (Typed or Printed Name)


                                               DATED:
                                                     ---------------------------


            THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED
              AT THE MEETING.  PLEASE MARK, SIGN, DATE AND RETURN
                              THIS PROXY PROMPTLY.